EXHIBIT 10.4

SERACARE LIFE SCIENCES, INC.

Fiscal 2006 Director Compensation Plan

Board of Director Compensation

•	All Board members (other than Mr. Crowley) shall receive a cash fee of $10,000, to be paid at such time and in such installments during fiscal 2006 as may be determined by the Board

•	All Board members (other than Mr. Crowley and Mr. Plost) shall receive a fully vested five-year option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, such grant to be made at such time as may be determined by the Board

•	For serving as Chairman of the Board of Directors, Mr. Plost shall receive a fully vested five-year option to purchase 25,000 shares of Company Common Stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, such grant to be made at such time as may be determined by the Board

•	All Board members shall be reimbursed for their expenses in serving as Board members and shall also be paid a cash fee of $1,500 for each meeting attended in person and a cash fee of $500 for each meeting attended telephonically

Audit Committee Compensation

•	All Audit Committee members other than Mr. Cresci shall receive (a) a cash fee of $2,500, to be paid at such time and in such installments during fiscal 2006 as may be determined by the Board and (b) a fully vested five-year option to purchase 2,500 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, such grant to be made at such time as may be determined by the Board

•	For serving as Chairman of the Audit Committee, Mr. Cresci shall receive (a) a cash fee of $7,500, to be paid at such time and in such installments during fiscal 2006 as may be determined by the Board and (b) a fully vested five-year option to purchase 5,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, such grant to be made at such time as may be determined by the Board

•	Mr. Cresci shall also be paid a cash fee of $1,000 for each Audit Committee meeting attended in person and a cash fee of $500 for each Audit Committee meeting attended telephonically

•	All Audit Committee members shall be reimbursed for their expenses in serving as Audit Committee members

Compensation Committee Compensation

•	All Compensation Committee members other than Mr. Anderson shall receive a cash fee $2,500, to be paid at such time and in such installments during fiscal 2006 as may be determined by the Board

•	For serving as Chairman of the Compensation Committee, Mr. Anderson shall be paid a cash fee of $5,000, to be paid at such time and in such installments during fiscal 2006 as may be determined by the Board

•	All Compensation Committee members shall be reimbursed for their expenses in serving as Compensation Committee members